UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2023, the Board of Directors of Invitae Corporation (the “Company”) appointed Ana J. Schrank as Chief Financial Officer of the Company, effective October 2, 2023. On October 2, 2023, Robert Dickey IV, the Company’s current Interim Chief Financial Officer, will transition to a consulting role for the Company.
Ms. Schrank, age 57, served as Chief Financial Officer of Truepill, Inc., a digital health platform for fulfillment and delivery, from April 2022 to January 2023. Prior to that, from December 2020 to March 2022, Ms. Schrank served as Chief Financial Officer of Collective Health, a third-party administrator integrating plan administration, navigation and advocacy. Ms. Schrank served in various capacities at McKesson Corporation (NYSE: MCK), a provider of medicines, pharmaceutical supplies and health information technology products and services, including as Senior Vice President and Chief Audit Executive from January 2015 to May 2020, Vice President and Chief Financial Officer, Connected Care and Analytics, from 2012 to 2015, and Vice President, Investor Relations, from 2008 to 2012. Ms. Schrank holds an MBA in Finance from Fordham University and a BA in English Literature from the College of William & Mary.

In connection with Ms. Schrank’s appointment as Chief Financial Officer, Ms. Schrank and the Company entered into an offer letter (the “Offer Letter”), pursuant to which Ms. Schrank will be entitled to receive an annual base salary of $460,000. Ms. Schrank will be granted 850,000 restricted stock units (“RSUs”), which will vest over a three-year period, subject to Ms. Schrank’s continued service with the Company through the applicable vesting dates. Ms. Schrank’s RSU grants will be subject to the terms and conditions of the 2015 Stock Incentive Plan and the applicable stock award agreements. Ms. Schrank will be paid a $165,000 as a sign-on bonus, which is to be repaid if she resigns before the anniversary of her start date. In addition, Ms. Schrank will be eligible for a retention bonus of $165,000 and will also be eligible to participate in the Company’s management incentive compensation plan. Ms. Schrank will also be eligible to participate in the Company’s medical and other employee benefits programs. Ms. Schrank’s employment will be on an “at will” basis.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with her appointment as Chief Financial Officer, the Company expects to enter into its form of change in control and severance agreement and form of indemnification agreement with Ms. Schrank. There is no arrangement or understanding between Ms. Schrank and any other person pursuant to which she was selected as an officer of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Ms. Schrank, and Ms. Schrank has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1#	Offer Letter, effective as of October 2, 2023, by and between Invitae Corporation and Ana J. Schrank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Indicates management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 27, 2023

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel